Exhibit 99.1

Vantage Drilling International Reports Second Quarter Results for 2020

HOUSTON, August 6, 2020 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a net loss attributable to controlling interest of approximately $31.9 million or $2.43 per diluted share for the three months ended June 30, 2020, based on the weighted average shares outstanding after the conversion of our convertible notes in December 2019, as compared to a net income attributable to controlling interest of $590.7 million or $116.86 per diluted share for the three months ended June 30, 2019.

Net income for the three months ended June 30, 2019, included payments by Petrobras Venezuela Investments & Services, BV, a subsidiary of Petroleo Brasileiro S.A. (“Petrobras”), of approximately $690.8 million to Vantage Deepwater Company, one of our subsidiaries, and by Petrobras America, Inc., a subsidiary of Petrobras, of approximately $10.1 million to Vantage Deepwater Drilling, Inc., also one of our subsidiaries.  The payments were made pursuant to an agreement between the parties and in satisfaction of the previously rendered arbitration award and related U.S. judgment confirming the award.

As of June 30, 2020, Vantage had approximately $188.4 million in cash, including $13.1 million of restricted cash, compared to $242.9 million in cash, including $11.0 million of restricted cash at December 31, 2019.

Ihab Toma, CEO, commented. “Despite the very challenging conditions for offshore drilling during the COVID-19 pandemic and economic crisis, we successfully completed the first ever well offshore Lebanon with the Tungsten Explorer during the second quarter and were awarded a new contract in Montenegro for the Topaz Driller. I am personally very proud of the quality and motivation of our employees and their focus on our customers, which allowed us to continue to deliver a strong performance across our operating fleet. We remain committed to maintaining this performance while operating safely and managing costs. During the quarter we commenced a plan to reduce costs across the board.  We secured material price reductions from vendors, initiated significant headcount and salary reductions both onshore and offshore and implemented other cost reduction measures to reflect the lower levels of operating activity. While the decision to reduce personnel was difficult, we remain committed to seek measures to reduce our spending and to conserve cash while remaining focused on performance, but never at the expense of safety.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-

looking statements.  Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

     Douglas E. Stewart

     Chief Financial Officer and General Counsel

     Vantage Drilling International

     C/O Vantage Energy Services, Inc.

     777 Post Oak Blvd., Suite 800

     Houston, Texas 77056

     (281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Contract drilling services	$33,151	$35,765	$77,470	$65,745
Contract termination revenue	—	594,029	—	594,029
Reimbursables and other	3,624	6,589	10,761	11,164
Total revenue	36,775	636,383	88,231	670,938
Operating costs and expenses
Operating costs	38,104	38,081	86,659	76,623
General and administrative	4,716	70,702	11,886	79,370
Depreciation	18,401	18,499	36,417	37,032
Total operating costs and expenses	61,221	127,282	134,962	193,025
(Loss) income from operations	(24,446)	509,101	(46,731)	477,913
Other income (expense)
Interest income	111	108,305	812	109,369
Interest expense and other financing charges	(8,601)	(10,435)	(17,021)	(26,250)
Other, net	12	(58)	2,367	124
Total other (expense) income	(8,478)	97,812	(13,842)	83,243
(Loss) income before income taxes	(32,924)	606,913	(60,573)	561,156
Income tax (benefit) provision	(1,024)	16,454	1,897	18,601
Net (loss) income	(31,900)	590,459	(62,470)	542,555
Net income (loss) attributable to noncontrolling interests	12	(270)	14	(284)
Net (loss) income attributable to shareholders	$(31,912)	$590,729	$(62,484)	$542,839
(Loss) earnings per share
Basic	$(2.43)	$116.96	$(4.76)	$107.60
Diluted	$(2.43)	$116.86	$(4.76)	$107.38

Weighted average ordinary shares outstanding
Basic	13,115	5,051	13,115	5,045
Diluted	13,115	5,056	13,115	5,055

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating costs and expenses
Jackups	$15,669	$14,108	$37,142	$31,853
Deepwater	18,831	16,492	38,870	32,307
Operations support	2,016	3,361	5,453	6,460
Reimbursables	1,588	4,120	5,194	6,003
	$38,104	$38,081	$86,659	$76,623

Utilization
Jackups	60.0%	93.7%	73.9%	96.0%
Deepwater	45.6%	49.2%	53.7%	40.9%

Vantage Drilling International
Consolidated Balance Sheet
(In thousands, except share and par value information)
(Unaudited)

	June 30, 2020	December 31, 2019

ASSETS
Current assets
Cash and cash equivalents	$175,311	$231,947
Restricted cash	3,667	2,511
Trade receivables	53,706	46,504
Inventory	50,684	48,368
Prepaid expenses and other current assets	13,429	16,507
Total current assets	296,797	345,837
Property and equipment
Property and equipment	1,003,844	1,002,968
Accumulated depreciation	(318,135)	(281,842)
Property and equipment, net	685,709	721,126
Operating lease ROU assets	4,805	6,706
Other assets	16,571	17,068
Total assets	$1,003,882	$1,090,737

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$32,641	$49,599
Other current liabilities	21,685	26,936
Total current liabilities	54,326	76,535
Long–term debt, net of discount and financing costs of $5,601 and $6,421, respectively	344,399	343,579
Other long-term liabilities	15,712	17,532
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding, respectively	13	13
Additional paid-in capital	633,594	634,770
Accumulated (deficit) earnings	(45,420)	17,064
Controlling interest shareholders' equity	588,187	651,847
Noncontrolling interests	1,258	1,244
Total equity	589,445	653,091
Total liabilities and shareholders' equity	$1,003,882	$1,090,737

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(62,470)	$542,555
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation expense	36,417	37,032
Amortization of debt financing costs	820	807
Amortization of debt discount	—	5,354
Amortization of contract value	—	1,643
PIK interest on the Convertible Notes	—	3,845
Share-based compensation expense	1,028	2,064
Deferred income tax (benefit) expense	(90)	497
Loss on disposal of assets	—	109
Gain on settlement of restructuring agreement	(2,278)	—
Changes in operating assets and liabilities:
Trade receivables	(7,202)	(3,047)
Inventory	(1,297)	(266)
Prepaid expenses and other current assets	2,545	(2,274)
Other assets	3,410	2,641
Accounts payable	(14,680)	63,527
Other current liabilities and other long-term liabilities	(8,717)	8,799
Net cash (used in) provided by operating activities	(52,514)	663,286
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(2,021)	(6,606)
Net cash used in investing activities	(2,021)	(6,606)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from holders of noncontrolling interests	—	1,181
Debt issuance costs	—	(487)
Net cash provided by financing activities	—	694
Net (decrease) increase in unrestricted and restricted cash and cash equivalents	(54,535)	657,374
Unrestricted and restricted cash and cash equivalents—beginning of period	242,944	239,387
Unrestricted and restricted cash and cash equivalents—end of period	$188,409	$896,761